Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-82040) of Main Place Real Estate Investment Trust of our report dated March 30, 1998, appearing on page 6 of this Form 10-K.






PRICE WATERHOUSE LLP
Charlotte, North Carolina
March 31, 1998